    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1999
                                                   REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                              THE DIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           51-0374887
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
                       (Address of registrant's principal
                               executive offices)

                    THE DIAL CORPORATION AMENDED AND RESTATED
                        401(K) PLAN FOR HOURLY EMPLOYEES
                            (Full title of the plan)

                                  JANE E. OWENS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE DIAL CORPORATION
                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
                                 (602) 754-3425
           (Name, address, and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED (1)     PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         150,000           32 13/16          $4,921,875            $1,369.00
-------------------------------------------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also pertains to rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the "Rights"). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such Common Stock.

Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on June 10, 1999, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933.

Note: Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to The Dial Corporation Amended and Restated 401(k) Plan for Hourly Employees.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Amended and Restated 401(K) Plan for Hourly Employees.

         Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-10157) and all post-effective amendments thereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 8.  EXHIBITS

EXHIBIT NO.          DESCRIPTION OF EXHIBIT

4.1      --          Restated Certificate of Incorporation of the Company filed as Exhibit 3(a) to the Form 10.*

4.2      --          Bylaws of the Company filed as Exhibit 3(b) to the Form
                     10-Q for the quarter ended July 4, 1998.*

4.3      --          Form of Rights Agreement between the Company and the Rights
                     Agent named therein filed as Exhibit 4 to the Form 10.*

4.4      --          The Dial Corporation Amended and Restated 401(k) Plan for
                     Hourly Employees (As Amended and Restated Effective
                     January 1, 1998).

5        --          Opinion of counsel as to the legality of obligations and
                     securities offered under the Plan.

23.1     --          Consent of Deloitte & Touche LLP.

23.2     --          Consent of counsel (included on Exhibit 5 hereto).

24       --          Power of Attorney (included on signature page of this
                     Registration Statement).

----------------------------------
*Incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 14, 1999.

                                      THE DIAL CORPORATION


                                      /s/   Malcolm Jozoff
                                      ------------------------------------------
                                      By:   Malcolm Jozoff
                                      Its:  Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Malcolm Jozoff and Susan J. Riley and each of them as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 14, 1999.

         SIGNATURE                                      TITLE
---------------------------          -------------------------------------------


/s/ Malcolm Jozoff                   Chairman of the Board, President and
---------------------------          Chief Executive Officer (Principal
Malcolm Jozoff                       Executive Officer)


/s/ Susan J. Riley                   Senior Vice President and Chief Financial
---------------------------          Officer (Principal Financial and Accounting
Susan J. Riley                       Officer)


/s/ Joy A. Amundson                  Director
---------------------------
Joy A. Amundson


/s/ Herbert M. Baum                  Director
---------------------------
Herbert M. Baum

/s/ Joe T. Ford                         Director
---------------------------
Joe T. Ford


/s/ Thomas L. Gossage                   Director
---------------------------
Thomas L. Gossage


/s/ Donald E. Guinn                     Director
---------------------------
Donald E. Guinn


/s/ Michael T. Riordan                  Director
---------------------------
Michael T. Riordan


/s/ Barbara S. Thomas                   Director
---------------------------
Barbara S. Thomas


/s/ Salvador M. Villar                  Director
---------------------------
Salvador M. Villar


Constituting a majority of the Board of Directors.



         Pursuant to the requirements of the Securities Act of 1933, the committee that administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on June 14, 1999.


/s/ Susan J. Riley                                    /s/ Douglas Schoenoff
---------------------------                          ---------------------------
    Susan J. Riley                                       Douglas Schoenoff



/s/ Bernhard J. Welle                                /s/ Jeffrey S. Weiss
---------------------------                          ---------------------------
    Bernhard J. Welle                                    Jeffrey S. Weiss

                                INDEX TO EXHIBITS

Exhibit Number                         Description

     4.1          Restated Certificate of Incorporation of the Company [filed as
                  Exhibit 3(a) to the Form 10.*

     4.2 Bylaws of the Company filed as Exhibit 3(b) to the Form 10-Q for the quarter ended July 4, 1998.*

     4.3 Form of Rights Agreement between the Company and the Rights Agent named therein filed as Exhibit 4 to the Form 10.*

     4.4 The Dial Corporation Amended and Restated 401(k) Plan for Hourly Employees (As Amended and Restated Effective January 1, 1998).

     5 Opinion of counsel as to the legality of obligations and securities offered under the Plan.

     23.1         Consent of Deloitte & Touche LLP.

     23.2         Consent of counsel (included on Exhibit 5 hereto).

     24 Power of Attorney (included on signature page of this Registration Statement).



------------------------------------------
*        Incorporated herein by reference.







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